Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

INTELLECT NEUROSCIENCES, INC.

Intellect Neurosciences, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for a vote by the stockholders.

SECOND: Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended by deleting and replacing in its entirety the second (2nd) paragraph with the following paragraph:

Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware, every two hundred and fifty (250) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combination. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: This Certificate of Amendment shall be effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this _12th day of August, 2014.

INTELLECT NEUROSCIENCES, INC

/s/ Elliot Maza
Elliot Maza
Chief Executive Officer, Chief Financial Officer and Chairman